UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2019

COLONY CAPITAL, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 282-8820
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 8.25% Series B Cumulative Redeemable, $0.01 par value	CLNY.PRB	New York Stock Exchange
Preferred Stock, 8.75% Series E Cumulative Redeemable, $0.01 par value	CLNY.PRE	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with Marc Ganzi

On July 25, 2019, in connection with the acquisition of Digital Bridge Holdings, LLC (“Digital Bridge Holdings”), a leading investor in and operator of companies enabling the next generation of mobile and internet connectivity, Colony Capital, Inc. (the “Company”) entered into an employment agreement with Marc Ganzi, one of the DBH Members (as defined below). The employment agreement became effective on the Effective Date (as defined below) and has an initial term of five years following such date, subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal.

The employment agreement provides that Mr. Ganzi shall serve as Managing Director of the Company and Chief Executive Officer of the digital realty platform of Colony Capital Operating Company, LLC (“CCOC”), the Company’s operating company. In serving in this role, Mr. Ganzi will have duties and responsibilities commensurate with such position, continue to provide services to legacy investments managed by Digital Bridge Holdings (including the Company’s co-sponsored digital infrastructure vehicle with Digital Bridge Holdings, Digital Colony Partners) and to comply with Mr. Ganzi’s time and attention commitments to such Digital Bridge Holdings legacy investments, and provide such other duties as are consistent with his role as Managing Director of the Company and the Chief Executive Officer of CCOC's digital realty platform.

Upon the later of such time as the investment period for Digital Colony Partners terminates and December 31, 2020, Mr. Ganzi shall serve as the Company’s Chief Executive Officer. The employment agreement further provides that Mr. Ganzi will devote his full business time (other than vacation time, holidays, sick days and periods of disability) and attention to the performance of his duties to the Company, but will be permitted to engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of his duties to the Company under the employment agreement.

In addition, the employment agreement provides that Mr. Ganzi’s principal place of business during the term of the agreement will be in Boca Raton, Florida. However, the employment agreement provides that, if Mr. Ganzi is required to engage in travel during the term of the agreement that results in him having to perform a significant portion of his duties at a location other than Boca Raton, Florida, and Mr. Ganzi determines to relocate his principal place of residence to a city in proximity to that other location, then the Company will pay for all reasonable relocation and return expenses that he incurs on a basis which is grossed up for taxes, with such payments subject to the approval of the Company’s board of directors (the “Board”), not to be unreasonably withheld.

The employment agreement further provides that Mr. Ganzi will receive an annual base salary of not less than $1,060,000 and, beginning with the 2020 calendar year, will be eligible to receive an annual cash bonus with a target amount of $1,200,000, which will be based on achievement of specified performance measures as set forth in the employment agreement or as otherwise mutually agreed by Mr. Ganzi and the Company’s Chief Executive Officer or the Board. For 2019, Mr. Ganzi will receive an annual cash bonus of $600,000, prorated for the period from the Effective Date through December 31, 2019. In addition, beginning with the 2020 calendar year, Mr. Ganzi will also be eligible to receive annual grants of equity and equity-based awards with a target value initially set at $1,800,000, subject to annual review by the Board (or a committee thereof). For 2019, Mr. Ganzi will receive an award equal to $900,000, prorated for the period from the Effective Date through December 31, 2019. In addition, at least 50% of such grants made by the Company will vest based on time-based vesting conditions in no more than three equal annual installments and up to 50% will vest subject to both time-based and performance-based vesting conditions over a vesting period no longer than three years. The portion of any such annual grant subject, in part, to performance-based vesting conditions will be structured to provide an additional opportunity to earn up to 200% of the target amount of such award in the event the performance thresholds established by the Board (or committee thereof) are met. The employment agreement also provides that, for the 2019, 2020 and 2021 performance years, Mr. Ganzi’s annual gross compensation (i.e., base salary, cash bonus and equity and equity-based awards) shall be no less than $2,500,000 (with such amount for 2019 being on a prorated basis). In addition, Mr. Ganzi will receive allocations in respect of carried interests in respect of funds managed by the Company as follows: (1) for any carried interest allocated during the term of Mr. Ganzi’s employment with respect to a successor fund to Digital Colony Partners or other fund related to digital infrastructure (the “DCP Funds”), Mr. Ganzi will be allocated 15% of the carried interest earned from such funds, and (2) for any carried interest allocated during the term of Mr. Ganzi’s employment after Mr. Ganzi becomes the Company’s Chief Executive Officer with respect to any fund or similar vehicle managed by the Company (other than the DCP Funds, CDCF V and any product that has completed raising capital prior to Mr. Ganzi becoming the Company’s Chief Executive Officer), Mr. Ganzi will be allocated 10% of the carried interest earned from such funds. A product will be considered to have completed raising capital even if, after Mr. Ganzi becomes the Company’s Chief Executive Officer, such product raises capital for follow-on investments.

Mr. Ganzi will also be eligible to participate in our benefit plans made available to our senior executive officers from time to time and to receive reimbursement for certain dues and other business expenses, each as described in the employment agreement.

The employment agreement provides that, if Mr. Ganzi’s employment is terminated by the Company without “cause” (as defined in the employment agreement and including non-renewal of the agreement by the Company) or by Mr. Ganzi for “good reason” (as defined in the employment agreement and described below), and Mr. Ganzi executes, and does not revoke, a general release of claims, he will be eligible to receive (i) a lump sum cash payment equal to three times the sum of his base salary and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to Mr. Ganzi receiving his annual bonus in respect of calendar year 2022, then his target annual bonus that is then in effect), (ii) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) continued medical, dental and vision benefits at active employee rates for 24 months following termination, (v) the continuation of certain benefits for 24 months following termination, and (vi) full vesting of all equity and equity-based awards of the Company, carried interests and other like compensation that he holds, to the extent unvested immediately prior to the date of termination. In addition, for 18 months following the date of such termination, Mr. Ganzi will receive continued use of his office and the services of a personal assistant, in each case, commensurate with those provided prior to the date of termination.

The employment agreement also provides that if Mr. Ganzi provides notice to the Company of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination and (ii) a pro-rated target bonus for the year of termination.

In addition, the employment agreement provides for full vesting of all of Mr. Ganzi’s equity and equity-based awards of the Company (other than as specified in the terms of the Sign-On Award (as defined below)), carried interests and other like compensation that he holds, to the extent unvested upon a change in control (as such term is defined in the Company’s 2014 Omnibus Stock Incentive Plan).

For purposes of the employment agreement, “good reason” means, in summary, (i) a material diminution in Mr. Ganzi’s duties, authority or responsibilities or a diminution in his title (including (A) modifying Mr. Ganzi’s title (other than as contemplated in the employment agreement) and (B) after such time as Mr. Ganzi becomes the Company’s Chief Executive Officer, failing to nominate or maintain Mr. Ganzi as a member of the Board) or causing Mr. Ganzi to no longer report to the Company’s Chief Executive Officer or, after such time as Mr. Ganzi becomes the Company’s Chief Executive Officer, the Board, (ii) a reduction in Mr. Ganzi’s base salary, target annual cash bonus or target annual equity incentive grant as set forth in the employment agreement, (iii) a 25-mile relocation of Mr. Ganzi’s principal place of business from Boca Raton, Florida or, if Mr. Ganzi agrees in writing to establish another location as his principal place of business, such other location, (iv) a material breach of the agreement by the Company (including, without limitation, failure to timely pay or award Mr. Ganzi’s base salary, target annual cash bonus or target annual equity incentive grant) or any other material agreement between Mr. Ganzi and the Company or (v) any action that results in Mr. Ganzi not having the title of chief executive officer of the Company after the later of (x) Thomas J. Barrack, Jr. ceasing to be the chief executive officer of the Company, (y) the investment period for Digital Colony Partners terminates and (z) December 31, 2020.

If any payments to be made to Mr. Ganzi, whether under the employment agreement or otherwise, would subject Mr. Ganzi to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in Mr. Ganzi receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

The employment agreement, through a restrictive covenant agreement included as an exhibit to the employment agreement, also provides that Mr. Ganzi will not, subject to certain listed exceptions for permitted and personal activities, compete with the Company, or solicit the Company’s investors or customers or employees or those of the Company’s subsidiaries during his employment with the Company and, unless his employment is terminated by the Company without cause (as defined in the agreement), by Mr. Ganzi for “good reason” (as defined in the agreement and described above), or by the Company or Mr. Ganzi following a change in control (as such term is defined in the Company’s equity incentive plan), for the one-year period following the termination of his employment with the Company. The restrictive covenant agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Ganzi and the Company to disparage the other.

In addition, in connection with entering into the employment agreement, the Company granted Mr. Ganzi a sign-on performance-based equity grant (the “Sign-On Award”) in the amount of 10,000,000 long-term incentive units in CCOC (“LTIP Units”). The LTIP Units will vest if the closing price of shares of the Company’s Class A common stock, par value $0.01 (the “Class A common stock”) is at or above $10.00 during regular trading on the New York Stock Exchange over any 90 consecutive trading days during the five-year period beginning on the Effective Date. The Sign-On Award is generally conditioned on Mr. Ganzi’s continued employment until the performance-based condition is satisfied.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to such employment agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Digital Bridge Acquisition – Equity Consideration

On July 25, 2019, the Company, through a subsidiary, acquired Digital Bridge Holdings for an aggregate purchase price of $325 million (the “Purchase Price”) pursuant to a contribution and purchase agreement (the “Purchase Agreement”), dated July 25, 2019 (the “Effective Date”), among Colony Capital Acquisitions, LLC, a subsidiary of the Company, the members of Digital Bridge Holdings (collectively, the “DBH Members”) and, for certain limited purposes, CCOC. The DBH Members retained their equity investments and carried interest in existing private equity funds and vehicles managed by Digital Bridge Holdings as well as Digital Colony Partners.

The Purchase Price was comprised of two components - a $216.7 million cash payment (the “Cash Consideration”) and the issuance of 21,478,515 membership units (“OP Units”) in CCOC (the “Equity Consideration”). The number of OP Units issued as Equity Consideration was based on a value of $108.3 million divided by the volume weighted average trading price of the Class A common stock for the 30 trading days ending five business days prior to the Effective Date. 18,256,738 of the OP Units (inclusive of the OP Units received by Mr. Ganzi as a DBH Member) are subject to certain lock-up restrictions, which, subject to certain exceptions, expire in three substantially equal installments over the three years following the Effective Date.

The 21,478,515 OP Units issued and sold to the DBH Members pursuant to the Purchase Agreement were issued and sold in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. Following the expiration of any lock-up restrictions as described above, the OP Units are redeemable by the holder for cash based on the market value of an equivalent number of shares of Class A common stock at the time of redemption, or at the Company's election as managing member of CCOC, through issuance of shares of Class A common stock on a one-for-one basis.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed above, on July 25, 2019, the Company entered into an employment agreement with Marc Ganzi, age 48, which provides that Mr. Ganzi shall serve as Managing Director of the Company and Chief Executive Officer of the digital realty platform of CCOC. In addition, under the terms of the employment agreement, Mr. Ganzi will become an executive officer of the Company and the Company’s Chief Executive Officer, upon the later of such time as the investment period for Digital Colony Partners terminates and December 31, 2020.

Mr. Ganzi is a Co-Founder and Chief Executive Officer of Digital Bridge Holdings. Prior to serving at Digital Bridge Holdings, Mr. Ganzi was the founder and Chief Executive Officer of Global Tower Partners, the largest privately-owned tower company in the U.S. at the time of its sale to American Tower Corporation in 2013. Prior to joining Global Tower Partners, Mr. Ganzi worked as a consulting partner for DB Capital Partners in New York City where he oversaw investments in the Latin American tower sector. Prior to his tenure at DB Capital, Mr. Ganzi was President and Co-Founder of Apex Site Management, the largest third-party manager of wireless and wireline communication sites in the U.S. Apex merged with SpectraSite Communications in 2000 to create the largest telecommunications site portfolio in the country at the time. Mr. Ganzi holds a Bachelor of Science from the Wharton School of Business.

In connection with the execution of Mr. Ganzi’s employment agreement, on July 25, 2019, the Company’s Executive Chairman and Chief Executive Officer, Thomas J. Barrack, Jr., has indicated that, upon the appointment of Mr. Ganzi as the Company’s Chief Executive Officer, Mr. Barrack would step down from his role as the Company’s Chief Executive Officer but would continue in his role as Executive Chairman.

The applicable information set forth in Item 1.01 and Item 3.02 of this Current Report on Form 8-K is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of July 25, 2019, between Colony Capital, Inc. and Marc Ganzi

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 30, 2019	COLONY CAPITAL, INC.

		By:	/s/ Mark M. Hedstrom
Mark M. Hedstrom
Chief Financial Officer, Chief Operating Officer and Treasurer